Exhibit 99.1

Alteryx Announces Mark Anderson to Succeed Dean Stoecker as CEO

Stoecker Named Executive Chairman

IRVINE, California – October 5, 2020 – Alteryx, Inc. (NYSE: AYX), a leader in analytic process automation (APATM), announced that Mark Anderson, a current member of Alteryx’s Board of Directors, has been appointed to succeed Dean Stoecker, Alteryx’s Co-founder, Chairman and current Chief Executive Officer, as Alteryx’s Chief Executive Officer, effective today. Mr. Anderson is a seasoned executive with a proven track record guiding enterprise technology organizations as they grow and scale, including as President of Palo Alto Networks. The Company also announced that Mr. Stoecker has been appointed as Alteryx’s Executive Chairman and will continue to serve as Chairman of the Board of Directors.

“Scaling Alteryx from one client and three employees to a global leader in the analytics market with over 1,500 employees, over 6,700 customers and 18 offices around the world has been one of my greatest accomplishments. I am incredibly proud and honored to have led the team that built Alteryx over the past 23 years,” said Mr. Stoecker.

“When I decided to transition from day-to-day operations, it was clear to me that Mark is the ideal candidate to serve as Alteryx’s next CEO given his passion for our company and our newly created Analytic Process Automation category, coupled with his experience in scaling organizations. Since joining our Board two years ago, Mark has proven himself as a trusted advisor providing valuable insights and strategic direction. I am confident that Alteryx will achieve new heights under his leadership,” Mr. Stoecker continued.

“I am honored and excited to be Alteryx’s new CEO,” said Mr. Anderson. “Digital transformation is accelerating globally and Alteryx’s product vision and strategic positioning align closely with the market convergence of people, process and data. Building and enabling high performing teams – especially at Alteryx’s stage – is my professional and personal passion. I look forward to partnering closely with Dean, the rest of the Board and the entire Alteryx team as we embark on the next phase of our growth.”

“On behalf of the Board, we are thrilled to welcome Mark into the CEO role,” said Charles Cory, Lead Independent Director. “Mark is an ideal leader for Alteryx at this time of great potential for our company. In addition to his knowledge of Alteryx, Mark brings the skills and expertise that we believe will enable us to capitalize on the massive market opportunities Dean helped create. We strongly believe Mark’s outstanding sales and go-to-market experience combined with Dean’s continued support as Executive Chairman is a winning combination that will accelerate significant growth and value creation.”

Mr. Cory continued, “Since Alteryx’s founding, Dean has not only built a global company distinguished by its game-changing data science and analytics, he has established a corporate culture that thrives on innovation, collaboration, inclusion and diversity. Dean’s exceptional leadership over the last 23 years and these differentiators have paved the way for Alteryx’s success and strong industry position as a public company. We know he will continue to make valuable contributions as Executive Chairman of Alteryx.”

Updated Third Quarter Financial Outlook

Alteryx currently expects that total revenue for the third quarter ended September 30, 2020 will be in the range of $126.0 million to $128.0 million, representing 22% to 24% year-over-year growth, ahead of the previously issued guidance of $111.0 million to $115.0 million.

This information is based on information available to Alteryx as of the date of this release and is subject to the completion of its quarterly financial closing procedures and review by Alteryx’s independent registered public accounting firm.

Alteryx expects to report its third quarter 2020 financial results and host a conference call to discuss these results after the U.S. financial markets close on Thursday, November 5, 2020.

About Mark Anderson

Mark Anderson is a seasoned executive with a proven track record of rapidly building and scaling organizations for growth and profitability and serving enterprise customers with a high level of quality and integrity.

Mr. Anderson is the former president of Palo Alto Networks, where he was responsible for sales, go-to-market (GTM), and customer satisfaction as well as business and corporate development, and is the former chief growth officer of Anaplan. At Palo Alto Networks, Mr. Anderson helped build out GTM teams to support rapid growth. During Mr. Anderson’s tenure, Palo Alto Networks grew to become one of the largest security companies in the world. Before Palo Alto Networks, Mr. Anderson led worldwide sales activities at F5 Networks and was instrumental in the GTM success and growth in the Application Delivery Controller marketplace. Earlier, he held leadership positions at Lucent Technologies and Cisco Systems.

Mr. Anderson was the first independent board member at Avi Networks, a private, multi-cloud ADC innovator in Silicon Valley, and has served on the board of directors of Cloudflare, Inc. since August 2019. He holds a B.A. in business and economics from York University in Toronto.

About Dean Stoecker

Dean Stoecker co-founded Alteryx in 1997 and has since lead the company through strong organic revenue and customer growth, product innovation, global expansion and a successful IPO in March 2017—recognized as a top performer in the class of 2017. Dean’s leadership and motivational skills, along with his ability to create, communicate and realize a vision, are a driving force behind the company’s 20+ year success.

Mr. Stoecker serves as advisor to entrepreneurs and is an active philanthropist, creating the Alteryx for Good program to bring the thrill of solving real-world problems to non-profits, educators and local communities. Dean is passionate about humanizing the world of data science and analytics, evident in the company’s culture, extensive resources for continued education and efforts to influence social change. Dean was recognized as an Outstanding Public Company CEO by OCTANE and received the EY Entrepreneur Of The Year® 2017 Award in the Orange County Region.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements with respect to our revenue and financial guidance for the third quarter of 2020, our ability to accelerate growth and value creation, the market opportunity for our products and services, the impacts of the CEO transition, and other future events. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including, but not limited to: risks and uncertainties associated with the COVID-19 pandemic; our ability to effectively transition our chief executive officer position; our ability to manage our growth effectively; our ability to manage our talent base, particularly our sales force and software engineers, and increase their productivity; our history of losses; the rate of growth in the market for analytics products and services; our dependence on our software platform for substantially all of our revenue; our ability to attract new customers and expand sales to existing customers; our ability to develop and release product and service enhancements and new products and services to respond to rapid technological change in a timely and cost-effective manner; intense and increasing competition in our market; our ability to develop, maintain, and enhance our brand and reputation cost-effectively; our ability to establish and maintain successful relationships with our channel partners; our dependence on technology and data licensed to us by third parties; risks associated with our international operations; litigation, and related costs; security breaches; and other general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the “Investor Relations” page of our website at https://investor.alteryx.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

About Alteryx, Inc.

As a leader in analytic process automation (APA), Alteryx unifies analytics, data science and business process automation in one, end-to-end platform to accelerate digital transformation. Organizations of all sizes, all over the world, rely on the Alteryx Analytic Process Automation Platform to deliver high-impact business outcomes and the rapid upskilling of their modern workforce. For more information visit www.alteryx.com.

Alteryx is a registered trademark of Alteryx, Inc. All other product and brand names may be trademarks or registered trademarks of their respective owners.

Contacts:

Media:

Alteryx, Inc.

Rachel Shatz

rshatz@alteryx.com

Investors:

Alteryx, Inc.

Elena Carr

ir@alteryx.com